                                                                    EXHIBIT 99.2

                        PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2000 and the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2000 give effect to the March 1, 2001 acquisition of Avis Group Holdings, Inc. (Avis) (the Acquisition) which has been accounted for under the purchase method of accounting. The Unaudited Pro Forma Condensed Combined Financial Statements are based on the historical Consolidated Financial Statements of Cendant Corporation (Cendant) and Avis under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The Unaudited Pro Forma Condensed Combined Balance Sheet assumes that the Acquisition occurred on December 31, 2000 and the Unaudited Pro Forma Condensed Combined Statement of Operations assumes the Acquisition occurred on January 1, 2000. Historically, Avis paid Cendant for services Cendant provided related to call centers and information technology and for the use of Cendant trademarks. All intercompany transactions have been eliminated on a pro forma basis.

The following Unaudited Pro Forma Condensed Combined Balance Sheet and the Unaudited Pro Forma Condensed Combined Statement of Operations also give effect to various significant finance related activities which occurred during the first quarter of fiscal 2001 ("Financing Activities"). The Financing activities include an issuance of debt securities (net of debt retirements) and equity securities, the conversion of the PRIDES to equity and an issuance of zero coupon convertible notes. The Unaudited Pro Forma Condensed Combined Balance Sheet assumes that the Financing Activities occurred on December 31, 2000 and the Unaudited Pro Forma Condensed Combined Statement of Operations assumes the Financing Activities occurred on January 1, 2000.

Prior to the Acquisition, Cendant retained an equity investment from its 18% ownership in Avis common stock (approximately 5.5 million shares) and owned over 99% ($388 million) of the preferred stock of Avis. In addition, Cendant recorded a deferred gain, proportionate to its common stock ownership percentage of Avis, relating to a sale of our PHH Fleet business to Avis on June 30, 1999. In August, 2000, Avis contributed its European vehicle management and leasing business (PHH Europe) to a newly formed joint venture in exchange for cash, settlement of intercompany debt and a 20% interest in the venture (the PHH Europe Transaction). The accompanying Avis Supplemental Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2000 has been adjusted to reflect the PHH Europe Transaction.

The Pro Forma adjustments are based on the Avis Acquisition whereby Avis stockholders received $33 in cash for each share of Avis common stock outstanding. Cendant made payments totaling approximately $986 million, including payments to Avis shareholders ($940 million), and direct expenses of the transaction ($30 million) inclusive of the net cash obligation related to Avis stock options settled prior to the consummation. The purchase price also includes the fair value of Cendant options exchanged with certain fully-vested Avis option holders who elected not to exercise their options as part of the acquisition ($16). In addition, Cendant assumed approximately $7.5 billion of net debt of Avis ($6.8 billion of which relates to vehicle financing). The Pro Forma Condensed Combined Financial Statements reflect the entire purchase price being funded by available cash and a portion of the Financing Activities other than the zero coupon convertible notes. The remaining proceeds from Financing Activities were used to fund working capital needs and other cash needs of the Company.

For purposes of developing the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2000, Avis' assets and liabilities have been recorded at their estimated fair market values and the excess purchase price has been assigned to goodwill and other identifiable intangibles. These fair market values are based on preliminary estimates. The pro forma adjustments may be subject to revision once the appraisals of the fair value of Avis' assets and liabilities are complete. In connection with the Acquisition, Cendant intends to finalize a plan to realign and reorganize certain Avis operations. The costs of implementing the plan, which may be substantial, have been reflected based on preliminary estimates. Such estimates are also subject to further refinement as the realignment is effected. The Unaudited Pro Forma Condensed Combined Statement of Operations exclude any benefits that may result from the Acquisition due to synergies that may be derived or from the elimination of duplicate efforts.

Management believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma condensed combined results. Cendant has completed or announced other acquisitions and dispositions which are not significant and accordingly have not been included in the accompanying pro forma financial statements. The Unaudited Pro Forma Condensed Combined Financial Statements may not be indicative of the results that would have occurred if the Acquisition had been in effect on the dates indicated or which may be obtained in the future.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the historical Consolidated Financial Statements and accompanying notes for Cendant and Avis.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               DECEMBER 31, 2000

                                 (IN MILLIONS)

                                                        HISTORICAL
                                                    -------------------    PURCHASE     OTHER PRO FORMA   PRO FORMA
                                                    CENDANT      AVIS     ADJUSTMENTS   ADJUSTMENTS (F)   COMBINED
                                                    --------   --------   -----------   ---------------   ---------
ASSETS
  Current assets
    Cash and cash equivalents.....................  $   967    $   203      $  (970)a       $ 2,557        $ 2,757
    Deferred income taxes.........................    1,113        229           23 b            --          1,365
    Receivables and other current assets..........    1,364      1,056           --              --          2,420
                                                    -------    -------      -------         -------        -------
  Total current assets............................    3,444      1,488         (947)          2,557          6,542
  Property and equipment, net.....................    1,273        197           --              --          1,470
  Goodwill, net...................................    3,012      1,327          297 c            --          4,636
  Other assets....................................    3,926        435         (320)d            --          4,041
                                                    -------    -------      -------         -------        -------
  Total assets exclusive of assets under
    programs......................................   11,655      3,447         (970)          2,557         16,689
  Assets under management and mortgage programs...    2,861      6,966           --              --          9,827
                                                    -------    -------      -------         -------        -------
TOTAL ASSETS......................................  $14,516    $10,413      $  (970)        $ 2,557        $26,516
                                                    =======    =======      =======         =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities
    Accounts payable and other current
      liabilities.................................  $ 1,610    $ 1,398      $   166 c       $    --        $ 3,174
    Stockholder litigation settlement and related
      costs.......................................    3,151         --           --              --          3,151
                                                    -------    -------      -------         -------        -------
  Total current liabilities.......................    4,761      1,398          166              --          6,325
  Long-term debt..................................    1,948        725          104 c         1,300          4,077
  Deferred income and other noncurrent
    liabilities...................................      459        250         (114)c            --            595
                                                    -------    -------      -------         -------        -------
  Total liabilities exclusive of liabilities under
    management and mortgage programs..............    7,168      2,373          156           1,300         10,997
  Liabilities under management and mortgage
    programs
    Debt..........................................    2,040      6,797           --             650          9,487
    Deferred income taxes.........................      476         --           --              --            476
                                                    -------    -------      -------         -------        -------
                                                      2,516      6,797           --             650          9,963
  Preferred membership interest...................       --         99           --              --             99
  Mandatorily redeemable preferred interest in a
    subsidiary holding debt (PRIDE's).............    1,683         --           --          (1,683)            --
  Mandatorily redeemable preferred interest in a
    subsidiary....................................      375         --           --              --            375
  Commitments and contingencies
  Stockholders' equity
    Preferred stock...............................       --        390         (388)e            --              2
    Common stock..................................        9         --           --              --              9
    Move.com common stock.........................       --                      --              --             --
    Additional paid in capital....................    4,540        594         (578)e         2,290          6,846
    Retained earnings.............................    2,027        277         (277)e            --          2,027
    Accumulated other comprehensive loss..........     (234)       (20)          20 e            --           (234)
    Treasury stock................................   (3,568)       (97)          97 e            --         (3,568)
                                                    -------    -------      -------         -------        -------
  Total stockholders' equity......................    2,774      1,144       (1,126)          2,290          5,082
                                                    -------    -------      -------         -------        -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........  $14,516    $10,413      $  (970)        $ 2,557        $26,516
                                                    =======    =======      =======         =======        =======

Note: Certain reclassifications have been made to the historical results of Avis to conform with Cendant's classifications.

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                          NOTES TO UNAUDITED PRO FORMA

                    CONDENSED COMBINED FINANCIAL STATEMENTS

                        (IN MILLIONS, EXCEPT PER SHARE)

The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet was prepared to reflect the Acquisition of Avis, which was accounted for under the purchase method of accounting, and the Financing Activities as of December 31, 2000. The purchase price of $986 (including expenses directly attributable to the Acquisition of $30) was based on acquiring 100 percent of the Avis common shares outstanding, which were not already owned by Cendant as of the acquisition date, for $33 per share plus the fair value of certain fully-vested Avis options exchanged with Cendant options.

(a) Represents cash used to fund the Acquisition, including funds provided by the Financing Activities other than from the zero coupon convertible notes.

(b) Represents the estimated tax benefits relating to the net impact of purchase accounting adjustments, the deferred tax liability on identifiable intangible assets and the tax effect relating to the settlement of stock options.

(c) Estimated adjustments to goodwill representing the excess of the cost over the preliminary estimate of the fair value of the identifiable net assets acquired.

  Calculation of acquisition goodwill--
    Cash consideration......................................  $   970
    Fair value of fully-vested options exchanged............       16

    Fair value of identifiable net assets acquired--
      Book value of Avis....................................    1,142
      Elimination of Avis goodwill..........................   (1,327)
      Fair value adjustments to existing liabilities and
     preliminary estimated costs to
        realign Avis........................................     (166)
      Fair value adjustments to debt........................     (104)
      Deferred tax assets on fair value adjustments.........      100
      Preliminary estimate of fair value of identifiable
     intangible assets......................................      200
      Deferred tax liability on identifiable intangible
     assets.................................................      (77)
                                                              -------
    Preliminary estimate of fair value of identifiable net
    liabilities assumed.....................................     (232)
                                                              -------
    Cendant's basis in its current ownership of Avis (common
    and preferred equity
      investment of $520, net of deferred gain of $114).....      406
                                                              -------
    Acquisition goodwill....................................  $ 1,624
                                                              =======
  Calculation of goodwill acquisition adjustment--
    Acquisition goodwill....................................  $ 1,624
    Avis goodwill...........................................   (1,327)
                                                              -------
      Goodwill acquisition adjustment.......................  $   297
                                                              =======

(d)  Represents the following adjustments to other assets--

    Elimination of preferred investment in Avis.............  $  (388)
    Elimination of common investment in Avis................     (132)
    Preliminary estimate of the allocation of purchase price
    to other
      identifiable intangible assets........................      200
                                                              -------
  Change in other assets....................................  $  (320)
                                                              =======

                          NOTES TO UNAUDITED PRO FORMA

                        (IN MILLIONS, EXCEPT PER SHARE)

(e) The elimination of the equity balances of Avis less the impact of converting certain Avis options to Cendant options for employees electing not to exercise their existing options ($16).

(f)   Represents the Financing Activities as outlined below--

  Net Proceeds of Financing Activities
    Issuance of Zero Coupon Convertible Notes (CODE's)......  $   900
    Repayment of Term Loan (7.4%)...........................     (250)
    Borrowings under $650 million term loan agreement.......      650
                                                              -------
  Change in corporate debt..................................    1,300

    Issuance of Medium Term Notes (8.125%)..................      650
                                                              -------
  Change in LUMP Debt.......................................      650

  Issuance of equity........................................      607
                                                              -------
  Net increase to cash......................................  $ 2,557
                                                              -------

  Equity activity
    Redemption of PRIDE's...................................  $ 1,683
    Issuance of equity (See above)..........................      607
                                                              -------
  Net change in additional paid in capital..................  $ 2,290
                                                              =======

                                 * * * * * * *

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2000

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                   HISTORICAL   ADJUSTED    PURCHASE     OTHER PRO FORMA   PRO FORMA
                                                    CENDANT     AVIS(1)    ADJUSTMENTS     ADJUSTMENTS     COMBINED
                                                   ----------   --------   -----------   ---------------   ---------
REVENUES

  Service fees...................................    $3,783      $ 155       $ (173)a         $ --          $3,765
  Vehicle rental.................................        --      2,467           --             --           2,467
  Vehicle leasing and other fees.................        --      1,316           --             --           1,316
  Other..........................................       147        151          (39)b           --             259
                                                     ------      -----       ------           ----          ------
Net revenues.....................................     3,930      4,089         (212)            --           7,807

EXPENSES
  Direct operating...............................     1,903        966         (173)a           --           2,696
  Vehicle depreciation and lease charges.........        --      1,671           --             --           1,671
  Selling, general and administrative............       484        637           --             --           1,121
  Interest, net..................................       145        482           --             98 f,h         725
  Depreciation and amortization..................       330         74           16 c           --             420
  Other charges--
    Restructuring and unusual....................        89         --           --             --              89
    Litigation settlement........................       (21)        --           --             --             (21)
    Investigation related........................        23         --           --             --              23
                                                     ------      -----       ------           ----          ------
Total expenses...................................     2,953      3,830         (157)            98           6,724
                                                     ------      -----       ------           ----          ------
Net loss on disposition of businesses............        (8)        --          (35)d           --             (43)
                                                     ------      -----       ------           ----          ------

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY
  INTEREST.......................................       969        259          (90)           (98)          1,040
Provision (benefit) for income taxes.............       309        117          (27)e          (37)e           362
Minority interest................................        84          7           --            (66 ) g          25
                                                     ------      -----       ------           ----          ------
INCOME (LOSS) FROM CONTINUING OPERATIONS.........    $  576      $ 135       $  (63)          $  5          $  653
                                                     ======      =====       ======           ====          ======
CENDANT COMMON STOCK INCOME PER SHARE INCOME PER
  SHARE FROM CONTINUING OPERATIONS--
  Basic..........................................    $ 0.80                                     --          $ 0.79
  Diluted........................................    $ 0.78                                     --          $ 0.76 h

WEIGHTED AVERAGE SHARES OUTSTANDING--
  Basic..........................................       724                                    107 i           831
  Diluted........................................       762                                    107 i           869

MOVE.COM COMMON STOCK LOSS PER SHARE LOSS PER
  SHARE FROM CONTINUING OPERATIONS--
  Basic..........................................    $(1.76)                                                $(1.76)
  Diluted........................................    $(1.76)                                                $(1.76)

WEIGHTED AVERAGE SHARES OUTSTANDING--
  Basic..........................................         3                                                      3
  Diluted........................................         3                                                      3

--------------------------

(1)  See Avis Supplemental Pro Forma Financial Statements

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 2000
                       ($ IN MILLIONS, EXCEPT PER SHARE)

(a) Elimination of amounts paid by Avis to Cendant for services related to call centers and information technology and for the use of trademarks.

(b)  Elimination of Cendant's earnings attributable to its investment in Avis.

(c)   Annual incremental change in amortization expense

Amortization of goodwill--40 year life......................    $ 6
Amortization of other intangibles--20 year weighted- average
  life......................................................     10
                                                                ---
    Total amortization......................................    $16
                                                                ===

(d) Reversal of a $35 gain recorded by Cendant, which represents the recognition of a portion of its previously recorded deferred gain from the sale of its fleet business due to the disposition of PHH Europe by Avis in August 2000.

(e) Represents the income tax effect of the pro forma adjustments and other pro forma adjustments at an estimated statutory rate of 37.5% (not including adjustments for non-deductible goodwill), except item d, where the tax effect was approximately 2% (the rate at which taxes were provided on the related gain).

(f)   Represents net increase in interest expense relating to the following--

Zero Coupon Convertible Notes- accretion to principal
  (2.5%)....................................................    $ 23
Medium Term Note (8.125%)...................................      53
Borrowings under $650 million term loan agreement...........      41
Term Note (7.4%)............................................     (19)
                                                                ----
    Total change in interest expense........................    $ 98
                                                                ====

(g) Represents reduction in preferred stock dividends resulting from conversion of PRIDE's to equity.

(h) No adjustment has been made to reduce interest expense for interest income on the incremental cash raised through the Financing activities of $1,587. Assuming the incremental cash was invested at 5 percent, Cendant's current rate for cash investments, interest expense would have been reduced by $79. Additionally, income from continuing operations and income per share from continuing operations would have improved by $49 and $0.06, respectively.

(i) Represents the issuance of Cendant common stock of 61 million shares and 46 million shares relating to the PRIDE conversion and equity issuance, respectively.

                                 * * * * * * *

               AVIS SUPPLEMENTAL PRO FORMA FINANCIAL INFORMATION

The accompanying Supplemental Unaudited Pro Forma Condensed Combined Statement of Operations was prepared to reflect the historical consolidated financial statements of Avis excluding the PHH Europe Transaction as set forth in the accompanying Supplemental Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations. Avis will receive an annual license fee in connection with the PHH Europe Transaction from the Joint Venture for the license of the PHH fleet management technology, PHH interactive. Avis utilized the proceeds of the PHH Europe Transaction to reduce Avis' indebtedness and pay transaction costs.

                        SUPPLEMENTAL UNAUDITED PRO FORMA
                   CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (IN MILLIONS)

                                                   HISTORICAL     PHH EUROPE      PRO FORMA    ADJUSTED
                                                      AVIS      TRANSACTION(A)   ADJUSTMENTS     AVIS
                                                   ----------   --------------   -----------   --------
REVENUES
  Service fees, net..............................    $  241          $ (86)          $ --       $  155
  Vehicle rental.................................     2,467             --             --        2,467
  Vehicle leasing and other fees.................     1,389            (73)            --        1,316
  Other..........................................       146             --              5b         151
                                                     ------          -----           ----       ------
Net revenues.....................................     4,243           (159)             5        4,089

EXPENSES
  Direct operating...............................       966             --             --          966
  Vehicle depreciation and lease charges.........     1,695            (24)            --        1,671
  Selling, general and administrative............       693            (56)            --          637
  Interest, net..................................       577            (37)           (58)c        482
  Depreciation and amortization..................        89            (12)            (3)d         74
  Other charges--Restructuring and unusual.......        --             --             --           --
                Litigation settlement............        --             --             --           --
                Investigation related............        --             --             --           --
                                                     ------          -----           ----       ------
Total expenses...................................     4,020           (129)           (61)       3,830

Net gain on disposition of businesses............                       --             --           --
                                                     ------          -----           ----       ------
INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY
  INTEREST.......................................       223            (30)            66          259
Provision (benefit) for income taxes.............        95             (3)            25e         117
Minority interest................................         7             --             --            7
                                                     ------          -----           ----       ------
INCOME (LOSS) FROM CONTINUING OPERATIONS.........    $  121          $ (27)          $ 41       $  135
                                                     ======          =====           ====       ======

 See accompanying Notes to Supplemental Unaudited Pro Forma Condensed Combined
                             Financial Statements.

                   SUPPLEMENTAL NOTES TO UNAUDITED PRO FORMA

                    CONDENSED COMBINED FINANCIAL STATEMENTS
                                 (IN MILLIONS)

(a) Represents the adjustment to pro forma the results of operations of PHH Europe for the year ended December 31, 2000. This adjustment assumes that the PHH Europe Transaction occurred on January 1, 2000.

(b) Fleet management technology fee income and the equity in the earnings of the joint venture, formed pursuant to the PHH Europe Transaction for the year ended December 31, 2000, net of amortization of the excess of cost over the assets acquired.

(c) Interest reduction as a result of the retirement of acquisition debt and revolving credit facilities related to the application of proceeds of $1,053 from the PHH Europe Transaction.

(d) Decrease in amortization expense relating to goodwill generated from the PHH Europe Transaction, net of reversal of PHH Europe goodwill.

(e) Represents the income tax effect of the pro forma adjustments at an estimated statutory rate of 39% (not including adjustments for non-deductible goodwill).